UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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TRANSOCEAN LTD.
(Name of Registrant as Specified In Its Charter)
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On April 26, 2013, Transocean Ltd. (the "Company") issued a press release commenting on a report issued by proxy advisory service Institutional Shareholder Services. A copy of the press release is attached hereto.

Analyst Contacts:    Thad Vayda                News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:    Guy A. Cantwell            FOR RELEASE: April 26, 2013
+1 713-232-7647

TRANSOCEAN COMMENTS ON ISS REPORT
COMPANY STRONGLY DISAGREES WITH ISS BOARD NOMINEE RECOMMENDATIONS

ZUG, SWITZERLAND -- Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today commented on a report issued by proxy advisory service Institutional Shareholder Services (“ISS”) regarding the company's Annual General Meeting, which will be held on May 17, 2013. The company issued the following statement in response to the ISS recommendation:

Transocean strongly disagrees with ISS's decision to reject only one of Icahn's three nominees, particularly due to their lack of relevant experience and their affiliations with Mr. Icahn. Transocean does not believe that Icahn or his nominees have offered a plan or strategy for the company other than the extraction of an unsustainable dividend that the company believes would be detrimental to shareholder value, and which ISS sensibly rejected.

As with several other situations where ISS has supported dissident slates only to later see those dissident slates defeated by shareholders, we are confident that our shareholders will exercise independent judgment regardless of ISS' position, and we urge them to decisively defeat Mr. Icahn's nominees. We encourage shareholders to support our balanced approach to capital allocation in the interest of sustainable, long-

term value creation and vote FOR the Board's highly qualified nominees, including Frederico F. Curado, Thomas W. Cason, Steven L. Newman, Robert M. Sprague and J. Michael Talbert. Transocean's approach to corporate governance is to regularly infuse fresh perspectives into an experienced and knowledgeable Board as evidenced by the nomination of Frederico F. Curado and the fact that six of the 12 independent directors have been added to the Board in the last two years.

Transocean's Board firmly believes that Mr. Icahn's nominees would contribute no value. Based upon the nominees' current and past associations with Icahn we believe they are handpicked to pursue what the Board believes to be a misguided agenda that will compromise Transocean's long-term competitiveness by curtailing disciplined, high-return investment in its business in the interest of potential short-term gains. In the company's view, Mr. Icahn's nominees reflect his apparent lack of industry knowledge and an ignorance of the attributes necessary to lead a world-class offshore drilling contractor: among other weaknesses, they have limited international exposure of the company's key growth markets; generally lack financial and corporate structuring experience; have rarely worked in a service-oriented or capital-intensive industry; possess limited knowledge of the specialized operator - contractor business model; and have little apparent experience with complex international tax treaties and networks. Further, and importantly, the Board firmly believes that Icahn's nominees' platform is not in the best interest of all shareholders.

Transocean's Board of Directors and management are committed to executing the company's strategy to maximize long-term shareholder value by maintaining a strong, flexible balance sheet, characterized by an investment grade rating on the company's debt; disciplined, high-return investment in the business; and a sustainable return of capital to shareholders with the goal of future increases in distributions once litigation uncertainties are further resolved.

We believe the favorable ISS recommendation for the company's proposed $2.24 per share dividend reaffirms this prudent, balanced approach to value creation and underscores the company's view that Mr. Icahn lacks an understanding of the cyclical and capital-intensive nature of the offshore drilling industry and of the remaining litigation uncertainties that the company currently faces.

The company urges shareholders to vote FOR Transocean's entire slate of highly-qualified and diverse Director nominees who we believe have the deep, relevant expertise and the history of achievement necessary to continue to execute strategies that position the company to maximize long-term shareholder value.

Shareholders are encouraged to vote “FOR” all the company's proposals including the $2.24 per share dividend, the election of our five Director nominees, and the re-adoption of Board authority to issue shares out of the company's authorized share capital by promptly using the company's WHITE proxy card. Shareholders may review supplemental information on the proposals by visiting www.transoceanvalue.com. Shareholders who have questions about how to vote their shares, or need additional assistance, should contact Transocean's proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-456-3507 (toll-free from the US and Canada) or +1 412-232-3651 (from other countries). Shareholders in the EU may also call Lake Isle M&A Incorporated, Innisfree's UK subsidiary, free-phone at 00 800 7710 9970, or direct at +44 20 7710 9960.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 83 mobile offshore drilling units consisting of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment drilling rigs), 25 Midwater Floaters and 10 High-Specification Jackups. In addition, we have six Ultra-Deepwater Drillships and two High-Specification Jackups under construction.

For more information about Transocean, please visit the website www.deepwater.com.

Forward-Looking Statements

 Statements included in this press release, including, but not limited to, those regarding the proposed dividend, the company's capital allocation strategy, value-creating objectives and sustainability of potential future distributions, that are not historical facts, are forward-looking statements that involve certain assumptions and uncertainties. These statements are based on currently available competitive, financial, and economic data along with our current operating plans and involve risks and uncertainties including, but not limited to, shareholder approval, market conditions, Transocean's results of operations, the effect and results of litigation, assessments and contingencies, and other factors detailed in "Risk Factors" in the company's most recently filed Annual Report on Form 10-K, and elsewhere in Transocean's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those expressed or implied by such forward-looking statements. Transocean disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

This press release or referenced documents does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.